Troutman Pepper Hamilton Sanders LLP 3000 Two Logan Square Eighteenth and Arch Streets Philadelphia, PA 19103-2799 troutman.com

Exhibit 5.2
April 5, 2021

Board of Directors
USA Technologies, Inc.
100 Deerfield Lane, Suite 300
Malvern, Pennsylvania 19355

Ladies and Gentlemen:

We have acted as counsel to USA Technologies, Inc., a Pennsylvania corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 (the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”), filed on the date hereof, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus provides that it may be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Prospectus, as supplemented by any applicable Prospectus Supplements, provides for the issuance and sale from time to time by the Company of up to an aggregate of $100,000,000 of (i) shares of common stock, no par value per share (the “Common Stock”), of the Company (the “Common Shares”), (ii) shares of the Company’s preferred stock, no par value per share (the “Preferred Stock”), (iii) one or more series of debt securities of the Company, which may be convertible into or exchangeable for other debt securities, shares of Common Stock, shares of Preferred Stock or other securities (the “Debt Securities”), (iv) warrants to purchase shares of Common Stock, shares of Preferred Stock and/or Debt Securities (the “Warrants”), (v) shares of Common Stock and/or Preferred Stock issuable upon conversion of Preferred Stock, upon exercise of the Warrants, upon conversion or exchange of the Debt Securities or upon subscription pursuant to the Subscription Rights (defined below), (vi) units comprised of one or more shares of Common Stock, shares of Preferred Stock, Debt Securities, Warrants and/or Subscription Rights, in any combination (the “Units”), (vii) subscription rights to one or more debt securities, shares of Common Stock or shares of Preferred Stock (the “Subscription Rights”), and/or (viii) any combination of the foregoing securities. The Prospectus also provides for the registration of up to 5,730,000 shares of Common Stock (the “Selling Shareholder Shares”) that may be sold from time to time by certain shareholders of the Company identified therein as selling shareholders (the “Selling Shareholders”). The Common Shares, the Preferred Stock, the Debt Securities, the Warrants, the Units and the Subscription Rights are collectively herein referred to as the “Registered Securities.” The Registered Securities may be offered and sold by the Company from time to time pursuant to Rule 415 under the Securities Act as set forth in the Prospectus, as supplemented by any applicable Prospectus Supplements that may be filed under the Securities Act. The Selling Shareholder Shares may be sold by the Selling Shareholders from time to time pursuant to Rule 415 under the Securities Act as set forth in the Prospectus, as may be supplemented by one or more Prospectus Supplements that may be filed under the Securities Act. You have requested that we render the opinion set forth in this letter and we are furnishing this opinion to you pursuant to the requirements of Item 601(b)(5) of Regulation S-K, in connection with the filing of the Registration Statement.

The Debt Securities will be issued pursuant to one or more indentures in the forms, each of which will be filed as an exhibit to the Registration Statement, as amended or supplemented from time to time (each, an “Indenture”), between the Company, as obligor, and a trustee chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (the “Trustee”).

Troutman Pepper Hamilton Sanders LLP 3000 Two Logan Square Eighteenth and Arch Streets Philadelphia, PA 19103-2799 troutman.com

We have reviewed the corporate proceedings taken by the Company with respect to the registration of the Registered Securities and Selling Shareholder Shares. We have also examined and relied upon originals or copies of such corporate records, documents, agreements or other instruments of the Company, and such certificates and records of public officials, and such other papers, as we have deemed necessary or appropriate in connection herewith. As to all matters of fact, we have relied entirely upon certificates of officers of the Company, and have assumed, without independent inquiry, the accuracy of those certificates.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

For purposes of this opinion letter, we have assumed that:

1.
the issuance, sale, amount, and terms of each of the Registered Securities to be offered from time to time by the Company will have been duly authorized and established by proper action of the Board of Directors of the Company (the “Board”), a, consistent with the procedures and terms described in the Registration Statement and, in each case, (a) in accordance with (i) the applicable Pennsylvania law, and (ii) the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Company, in each case as the same may have been amended, and in a manner that does not violate any law, government or court-imposed order or restriction or result in a violation of any provision of any instrument or agreement then binding upon the Company (including, without limitation, any Indenture, Warrant Agreement, Unit Agreement or Subscription Rights Agreement, as applicable), and (b) at the time of each such issuance and sale of such Registered Securities, the Company will continue to be validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, with the requisite corporate power and authority to issue and sell all such Registered Securities at such time (the “Authorizing Proceedings”);

2.
any shares of Common Stock (including any such shares issuable in connection with Preferred Stock, Debt Securities, Warrants, Units and Subscription Rights) issued by the Company pursuant to the Registration Statement, the Prospectus and any related Prospectus Supplement, from time to time will not exceed the maximum authorized number of shares of Common Stock under the Amended and Restated Articles of Incorporation of the Company, as the same may have been amended, or the maximum number of shares of Common Stock authorized by the Board, if lower, minus that number of shares of Common Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time;

3.
any shares of Preferred Stock (including any such shares issuable in connection with Debt Securities, Warrants, Units and Subscription Rights) issued pursuant to the Registration Statement, the Prospectus and any related Prospectus Supplement, from time to time will not exceed the maximum authorized number of shares of Preferred Stock under the Amended and Restated Articles of Incorporation of the Company, as the same may have been amended, minus that number of shares of Preferred Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time;

4.	all requisite third-party consents necessary to register and/or issue the Registered Securities and the Selling Shareholder Shares have been obtained by the Company.

Troutman Pepper Hamilton Sanders LLP 3000 Two Logan Square Eighteenth and Arch Streets Philadelphia, PA 19103-2799 troutman.com

Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purposes of expressing the opinions set forth in this letter. We express no opinion herein as to the law of any state or jurisdiction other than the laws of the Commonwealth of Pennsylvania, including statutory provisions and all applicable provisions of the Constitution of the Commonwealth of Pennsylvania and reported judicial decisions interpreting such laws of the Commonwealth of Pennsylvania, and the federal laws of the United States of America.

Based upon the foregoing, we are of the opinion that:

1.
Upon the completion of all Authorizing Proceedings relating to Registered Securities that are Common Shares, such Common Shares will be duly authorized and, when and if delivered against payment therefor in accordance with the resolutions of the Board, or a duly authorized and empowered committee thereof, authorizing their issuance, will be validly issued, fully paid and nonassessable.

2.
Upon the completion of all Authorizing Proceedings relating to Registered Securities that are shares of Preferred Stock, such shares of Preferred Stock will be duly authorized and, when and if delivered against payment therefor in accordance with the resolutions of the Board, or a duly authorized and empowered committee thereof, authorizing their issuance, will be validly issued, fully paid and nonassessable.

3.	Upon the completion of all Authorizing Proceedings relating to Registered Securities that are Warrants, such Warrants will be duly authorized for issuance.

4.	Upon the completion of all Authorizing Proceedings relating to Registered Securities that are Debt Securities, such Debt Securities will be duly authorized for issuance.

5.
Upon the completion of all Authorizing Proceedings relating to Registered Securities that are Units, including all Authorizing Proceedings relating to the Registered Securities sold together as Units, such Units will be duly authorized for issuance.

6.	Upon the completion of all Authorizing Proceedings relating to Registered Securities that are Subscription Rights, such Subscription Rights will be duly authorized for issuance.

7.	The Selling Shareholder Shares have been duly authorized, and are validly issued, fully paid and nonassessable.

This opinion letter is given as of the date hereof, and we assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any facts or circumstances that may change the opinions expressed herein after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In rendering this opinion and giving this consent, we do not admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ TROUTMAN PEPPER HAMILTON SANDERS LLP

TROUTMAN PEPPER HAMILTON SANDERS LLP